UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 3, 2021

INHIBRX, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39452	82-4257312
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11025 N. Torrey Pines Road, Suite 200
La Jolla, CA 92037
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (858) 795-4220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	INBX	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01    Entry into a Material Definitive Agreement
On September 3, 2021, Inhibrx, Inc. (the “Company”) entered into an Open Market SaleSM Agreement (the “Sales Agreement”) with Jefferies LLC, as sales agent (the “Agent”), pursuant to which the Company may offer and sell, from time to time, through the Agent (the “Offering”) shares of its common stock (the “Shares”). Any Shares offered and sold in the Offering will be issued pursuant to the Company’s Registration Statement on Form S-3, as supplemented by the Company’s prospectus supplement dated as of September 3, 2021, filed with the Securities and Exchange Commission (the “Registration Statement”). Pursuant to the Registration Statement, the Company may offer and sell from time to time up to $200,000,000 Shares pursuant to the Sales Agreement.
Subject to the terms and conditions of the Sales Agreement, the Agent will use its commercially reasonable efforts to sell the Shares from time to time, based upon the Company's instructions. Under the Sales Agreement, the Agent may sell the Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on the Nasdaq Global Market or on any other existing trading market for the Shares.
The Company has no obligation to sell any of the Shares, and may at any time suspend offers under the Sales Agreement. The Offering will terminate as permitted in the Sales Agreement. The Sales Agreement contains representations and warranties for the benefit of the Company and the Agent and other terms customary for similar agreements.
Under the terms of the Sales Agreement, the Agent will be entitled to a commission at a rate equal to 3.0% of the gross proceeds from each sale of Shares under the Sales Agreement. The Company will also reimburse the Agent for certain expenses incurred in connection with the Sales Agreement, and has agreed to provide indemnification and contribution to the Agent with respect to certain liabilities, including liabilities under the Securities Act.
The Company currently intends to use any net proceeds from the Offering for working capital and general corporate purposes, including research and development expenses and capital expenditures.
The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the form of the Sales Agreement filed as Exhibit 1.1 hereto, which is incorporated herein by reference.
This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Shares, nor shall there be any offer, solicitation or sale of the Shares in any state or country in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or country.
The opinion of the Company's counsel regarding the validity of the Shares is incorporated herein by reference as Exhibit 5.1 to the Company’s Registration Statement.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
1.1
Open Market Sale AgreementSM by and between the Registrant and Jefferies LLC, dated September 3, 2021 (incorporated by reference as Exhibit 1.2 to the Company’s Registration Statement on Form S-3ASR filed with the SEC on September 3, 2021).

5.1
Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (incorporated by reference as Exhibit 5.1 to the Company’s Registration Statement on Form S-3ASR filed with the SEC on September 3, 2021).

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 3, 2021
INHIBRX, INC.

	By:	/s/ Kelly D. Deck, C.P.A.
	Name:	Kelly D. Deck, C.P.A.
	Title:	Chief Financial Officer